UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☒ Definitive Proxy Statement

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First Trinity Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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First Trinity Financial Corporation

7633 East 63rd Place, Suite 230

Tulsa, Oklahoma 74133-1246

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 20, 2026

TO THE SHAREHOLDERS OF

First Trinity Financial Corporation

Notice is hereby given that the Annual Meeting of Class A and Class B Shareholders (the “Annual Meeting”) of First Trinity Financial Corporation, an Oklahoma corporation (“FTFC,” “First Trinity” or the “Company”), will be held in the Premier Room of the Embassy Suites Tulsa – Interstate 44, 3332 South 79th East Avenue, Tulsa, Oklahoma 74145 on Wednesday, May 20, 2026, at 1:00 p.m. Central Daylight Savings Time, for the following purposes:

(1)

For the Class B shareholders to elect five directors (one-half plus one of the total of nine directors) to hold office for a term of one year each or until their successors are duly elected and qualified.

(2)	For the Class A shareholders to elect the remaining four directors to hold office for a term of one year each or until their successors are duly elected and qualified.

(3)	To ratify the selection of Kerber, Eck & Braeckel LLP, as First Trinity’s independent registered public accounting firm for the year ending December 31, 2026.

(4)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on Monday, March 23, 2026, as the record date for determining the shareholders entitled to receive notice of and to vote at the meeting and any adjournment thereof. The stock transfer books will not be closed.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope that you will vote as soon as possible. Please review the instructions concerning each of your voting options described in the Proxy Statement. Your cooperation will assure that your shares are voted and will also greatly assist us in preparing for the Annual Meeting. The proxy is being solicited by and on behalf of the Board of Directors of First Trinity.

Your attention is directed to our 2025 Annual Report, this Proxy Statement dated March 30, 2026 and 2025 Shareholder Update. This Proxy Statement dated March 30, 2026 and 2025 Shareholder Update accompany this notice. The 2025 Annual Report is available without charge at www.firsttrinityfinancial.com. If you desire to have a 2025 Annual Report mailed to you, please make a telephone request to (918) 249-2438.

By Order of the Board of Directors,

/s/ Jeffrey J. Wood

Jeffrey J. Wood
Chief Financial Officer, Secretary and Treasurer

Tulsa, Oklahoma

March 30, 2026

TABLE OF CONTENTS

PROCEDURAL MATTERS	1
Record Date and Outstanding Shares	1
Voting and Solicitation	1
Revocability of Proxies	2
PROPOSALS TO BE VOTED ON	2
ELECTION OF DIRECTORS	2
General	2
Vote Required	2
Nominees for Election at the Annual Meeting	3
Board Meetings and Committees	5
Code of Conduct and Ethics	5
Communication with the Board of Directors	5
Audit Committee	5
Compensation Committee	6
Nominating and Corporate Governance Committee	6
Director Compensation	6
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	7
Accounting Fees	7
Pre-Approval of Audit and Non-Audit services	8
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	8
BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT	9
SECURITY OWNERSHIP	10
EXECTIVE COMPENSATION	11
Summary Compensation Table	11
Employment Agreements	11
2025 Compensation Disclosure Ratio of the Median Annual Total Compensation of All Company Employees to the Annual Total Compensation of the Company’s Chief Executive Officer	14
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	14
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	14
CERTAIN RELATED PARTY TRANACTIONS	14
ANNUAL REPORT	14
OTHER MATTERS	15
OTHER INFORMATION	15

FIRST TRINITY FINANCIAL CORPORATION

7633 EAST 63RD PLACE, SUITE 230

TULSA, OKLAHOMA 74133-1246

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

The following information is furnished in connection with a solicitation of proxies by and on behalf of the Board of Directors of First Trinity Financial Corporation (“First Trinity” or the “Company”). The proxies we receive will be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held at the Premier Room of the Embassy Suites Tulsa – Interstate 44, 3332 South 79th East Avenue, Tulsa, Oklahoma 74145 on Wednesday, May 20, 2026 at 1:00 p.m. (Central Daylight Savings Time), and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting. This Proxy Statement and the accompanying proxy are first being mailed to our shareholders on or about March 30, 2026.

PROCEDURAL MATTERS

Record Date and Outstanding Shares

On March 19, 2026, FTFC’s Board of Directors approved empowerment of the Company’s Nominating and Corporate Committee to be authorized to accomplish and the Company’s Nominating and Corporate Governance Committee did accomplish and approve at its March 19, 2026 meeting a resolution to set the number of directors to be elected at the May 20, 2026 Annual Meeting of Shareholders at nine. Given this approval, the Class B shareholders will elect five of the total of nine directors (one-half plus one of the total) to hold office for a term of one year each or until their successors are duly elected and qualified and the Class A shareholders will elect the remaining four members of the Company’s Board of Directors to hold office for a term of one year each or until their successors are duly elected and qualified.

Class A and Class B Shareholders of record at the close of business on Monday, March 20, 2026 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. On the Record Date, 9,333,404 shares of the Company’s Class A common stock, $0.01 par value, were outstanding and 101,102 shares of the Company’s Class B common stock, $0.01 par value, were outstanding.

Voting and Solicitation

Each Class A and Class B shareholder of record on the Record Date is entitled, for each share held, to one vote on each proposal that comes before the Annual Meeting. In the election of directors, each Class B shareholder will be entitled to vote for five nominees identified as Class B members of the Board of Directors and each Class A shareholder will be entitled to vote for the four remaining nominees identified as Class A members of the Board of Directors.

Whether you hold shares directly as the shareholder of record or beneficially in street name, you may vote by completing, signing and mailing the Class A or Class B proxy card(s) enclosed therewith in the postage-prepaid envelope provided for that purpose. Your completed and signed Class A or Class B proxy may also be returned to the Company by Fax or email. Voting by written Class A or Class B proxy will ensure your representation at the Annual Meeting, if you do not attend in person. For specific instructions on how to vote your Class A or Class B shares, please review the instructions on the Class A or Class B proxy card enclosed with these proxy materials.

The cost of this solicitation will be borne by the Company. The Company may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding solicitation materials to beneficial owners. Class A and Class B proxies may be solicited by certain of First Trinity’s directors, officers and other employees, without additional compensation, personally, by telephone, Fax or email.

Any proxy representing Class A or Class B shares of common stock entitled to be voted at the Annual Meeting that specifies how it is to be voted will be voted accordingly if properly executed and received by the Company before voting begins at the Annual Meeting, or any adjournment(s) thereof. Class A or Class B shares as to which authority to vote has been withheld with respect to the election of any Class A or Class B nominee for director will not be counted as a vote for such Class A or Class B nominee and neither any abstention or a broker non-vote will be counted as a vote for a proposal. Any properly executed Class A or Class B proxy will be voted in accordance with instructions specified but in the absence of any instructions will be voted “FOR” any proposal or nominee at the Annual Meeting and any adjournment(s) thereof.

Revocability of Proxies

Class A and Class B proxies given pursuant to this solicitation may be revoked at any time before they have been used. You may change or revoke your Class A or Class B proxy by delivering a written notice of revocation to the Secretary of First Trinity or by completing a new Class A or Class B proxy card bearing a later date (which automatically revokes the earlier Class A or Class B proxy instructions). Attendance at the Annual Meeting will not cause your previously granted Class A or Class B proxy to be revoked unless you specifically so request by notifying the inspector of elections of your intention to revoke your Class A or Class B proxy and voting in person at the Annual Meeting.

PROPOSALS TO BE VOTED ON:

(1)

For the Class B shareholders to elect five directors (one-half plus one of the total of nine directors) to hold office for a term of one year each or until their successors are duly elected and qualified.

(2)	For the Class A shareholders to elect the remaining four directors to hold office for a term of one year or until their successors are duly elected and qualified.

(3)	To ratify the selection of Kerber, Eck & Braeckel LLP, as First Trinity’s independent registered public accounting firm for the year ending December 31, 2026.

(4)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

PROPOSAL ONE:

ELECTION OF DIRECTORS

General

Under the Company’s Certificate of Incorporation, the Board of Directors consists of two classes – Class A and Class B, with the term of office of the members of each class expiring each year or until their successors are duly elected and qualified. The number of Directors which will constitute the entire 2026 Board of Directors is nine. The Company’s By Laws designate that the number of Directors which constitutes the entire Board of Directors is twelve. The Company has elected to nominate nine Directors instead of twelve since it has found no compelling reasons in 2026 to have twelve Directors.

The Class B shareholders will elect five of the total of nine directors (one-half plus one of the total) to hold office for a term of one year each or until their successors are duly elected and qualified and the Class A shareholders will elect the remaining four members of the Company’s Board of Directors to hold office for a term of one year each or until their successors are duly elected and qualified.

Class B proxies can only be voted for the five persons that correspond to the number of Class B directors nominated. Class A proxies can only be voted for the four remaining persons that correspond to the number of Class A directors nominated.

The Board of Directors determined that all five Class B directors nominated for 2026 are "independent" as defined by NASDAQ listing standards and Rule 10A-3 of the Securities and Exchange Act of 1934 (the “Exchange Act”).  The Board of Directors determined that three of the remaining four Class A directors nominated for 2026 are "independent" as defined by NASDAQ listing standards and Rule 10A-3 of the Exchange Act. The non-independent Class A directors is Gregg E. Zahn.

Vote Required

Votes withheld from any Director are counted for purposes of determining the presence or absence of a quorum, but have no legal effect under Oklahoma law.

Unless otherwise instructed, the Class A and Class B proxy holders will vote the Class A and Class B proxies received by them for First Trinity’s five Class B nominees named below and remaining four Class A nominees named below, to hold office for a term of one year each or until their successors are duly elected and qualified. If any Class B nominee of First Trinity is unable or declines to serve as a director at the time of the Annual Meeting, the Class B proxies will be voted for any nominee who is designated by Gregg E. Zahn in Securities and Exchange Commission (the Commission”) Schedule 14-N to fill the vacancy.

It is not expected that any Class B nominee will be unable or will decline to serve as a director. If any Class A nominee of First Trinity is unable or declines to serve as a director at the time of the Annual Meeting, the Class A proxies will be voted for any nominee who is designated by the FTFC Board of Directors to fill the vacancy. It is not expected that any Class A nominee will be unable or will decline to serve as a director.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES LISTED BELOW.

Nominees for Election at the Annual Meeting

The Nomination and Corporate Governance Committee, consisting of two independent directors and one non-independent director as determined under applicable NASDAQ listing standards, recommended to the Company’s Board of Directors that the Company’s Board of Directors be limited to nine members. That recommendation was approved by the Board of Directors. Gregg E. Zahn in Securities and Exchange Commission Schedule 14N, filed on or about April 1, 2026, identified the five Class B nominees to the Board of Directors for 2026 to hold office for a term of one year each or until their successors are duly elected and qualified set forth in the table below. The Nomination and Corporate Governance Committee recommended to the Company’s Board of Directors the remaining four individuals set forth in the table below for nomination as Class A directors to hold office for a term of one year each or until their successors are duly elected and qualified that was also approved by the Board of Directors.

The following sets forth information concerning the nominees for election of the four individuals as Class A directors at the 2026 Annual Meeting, including information as to each nominee’s age as of the Record Date, position with the Company and business experience.

			Director
Name of Nominee	Age	Position/Principal Occupation	Since
Gregg E. Zahn (4)	64	Director; Chairman, President and Chief Executive Officer of First Trinity	2004
Charles W. Owens (3) (4)	71	Director; Insurance and Marketing Services	2004
George E. Peintner (2) (4)	72	Director; Marketing Company	2004
Francine M. Zahn (3)	65	Director; Sales Representative/Account Manager	2024

(1)	Member Audit Committee
(2)	Member Compensation Committee
(3)	Member Nominating and Corporate Governance Committee
(4)	Member Investment Committee

The following is a brief description of the previous business background of the nominated Class A directors.

Gregg E. Zahn has been a member of the Board of Directors since inception in 2004. He is President, Chief Executive Officer and Chairman of the Board of Directors of First Trinity. He has been President and Chief Executive Officer since October 2007 and became Chairman in 2011. From 2004 until October 2007 he was First Trinity’s Director of Training and Recruiting. He is President, Chief Executive Officer, Chairman and Director of Trinity Life Insurance Company (“TLIC”) and Trinity Mortgage Corporation (“TMC”) and has served in those positions since October 2007. He was Executive Vice President of First Life America Corporation of Topeka, Kansas (acquired in 2008 and merged with TLIC in 2009) from December 2008 until August 2009. He became Chairman, Chief Executive Officer and Director of Family Benefit Life Insurance Company (“FBLIC”) in December 2011. He became Chairman of Texas Republic Capital Corporation (“TRCC”) in 2012. He also was Chairman of Royalty Capital Corporation (“RCC”) from its inception in 2013 through its dissolution in 2022 when RCC’s life insurance subsidiary, Royalty Capital Life Insurance Company (“RCLIC”), was sold to FTFC. Between 1997 and March 2004, Mr. Zahn served as Marketing Vice President of First Alliance Insurance Company of Lexington, Kentucky and as Assistant to the President of First Alliance Corporation and Mid American Alliance Corporation. He was President of Alliance Insurance Management from 2001 to 2003.

Charles W. Owens has been a member of the Board of Directors since inception in 2004. He is a Director of TLIC, FBLIC and TMC. Mr. Owens has served as the President and Owner of Tinker Owens Insurance and Marketing Services since its inception in 1988.

George E. Peintner has been a member of the Board of Directors since inception in 2004. He is a Director of TLIC, FBLIC and TMC. Mr. Peintner is the Owner of Peintner Enterprises. Peintner Enterprises is a Marketing Company established in 1980.

Francine M. Zahn is currently a Sales Representative/Account Manager, PROAMPAC/TULSACK (March 2008-Present). Other positions include Executive Assistant, FTFC, Tulsa OK (May 2005-March 2008) and Agency Assistant for Independent Health Insurance Agent, ANTHEM BlueCross and BlueShield, Lexington KY (January 2003-April 2004). Her education includes Undergraduate Studies, Education, BA, Hammond, LA (August 1979-December 1983), Graduate Studies, Special Education, Lexington, KY (January 2004-April 2004) and Professional Career Development Institute, Medical Billing, Home Study, January 2005-May 2005.

The following sets forth information concerning the nominees for election of the five individuals as Class B directors at the 2026 Annual Meeting, including information as to each nominee’s age as of the Record Date, position with the Company and business experience.

			Director
Name of Nominee	Age	Position/Principal Occupation	Since
William S. Lay (3) (4)	86	Director; Former Vice President and Chief Investment Officer of First Trinity	2007
Bill H. Hill (1) (2)	85	Director; Former President of Eastern Oklahoma State College	2004
Gary L. Sherrer (1) (3)	77	Director; Former Assistant Vice President, Division of Agricultural Sciences	2004
		and Natural Resources for Oklahoma State University Foundation
Will W. Klein (1) (2)	93	Director; Insurance Company Chief Executive Officer	2011
Gerald J. Kohout (1) (2)	85	Director; Former Officer and Director of Life and Health Insurance Companies	2015

(1)	Member Audit Committee
(2)	Member Compensation Committee
(3)	Member Nominating and Corporate Governance Committee
(4)	Member Investment Committee

The following is a brief description of the previous business background of the directors to be voted upon by the Class B shareholders.

Bill H. Hill has been a member of the Board of Directors since inception in 2004. He also serves as a Director of TLIC, FBLIC and TMC. He was President of Eastern Oklahoma State College, in Wilburton, OK from 1986-2000. He retired in 2000 and has been a rancher since that time.

Will W. Klein has been a member of the Board of Directors since 2011. He also serves as a Director of TLIC, FBLIC and TMC. He has been Chief Executive Officer of SkyMed International, Inc. since 1993. Mr. Klein was named to The Order of Canada in 1983, the country’s highest civilian honor.

Gerald J. Kohout has been a member of the FBLIC Board of Directors since 2013. He also has served as a Director of FTFC, TLIC and TMC since 2015 and TRCC since 2021. He is a retired officer and director of numerous life and health insurance companies spanning a period of several decades. Mr. Kohout has extensive experience in the administrative operations of life and health insurance companies with significant experience in business mergers, acquisitions, logistics and reorganizations.

William S. Lay has been a member of the Board of Directors since 2007. He was FTFC’s Vice President, Chief Investment Officer from March 2011 through is retirement in December 2022 and served as Chief Financial Officer from April of 2007 through June 2010 and Secretary and Treasurer from April 2007 through March 2011. He continues to serve as a Director of TLIC, FBLIC, TMC and TRCC. Mr. Lay was a director of RCC from its inception in 2013 through its dissolution in 2022 when RCC’s life insurance subsidiary, RCLIC, was sold to FTFC. Prior to his retirement, Mr. Lays was a financial officer and business consultant, specializing in corporate financial and consulting services for small-sized entrepreneurial companies. Prior to that, Mr. Lay was an officer and director of numerous life insurance companies and has experience in business acquisitions, mergers and reorganizations.

Gary L. Sherrer has been a member of the Board of Directors since inception in 2004 and in 2017 was appointed the Company’s Oklahoma Legislative Liaison. He is a Director of TLIC, FBLIC and TMC. He retired from Oklahoma State University where he was serving as Assistant Vice President for External Affairs for the Division of Agricultural Sciences and Natural Resources. Mr. Sherrer previously was Assistant Chief Executive Officer of KAMO Power, Oklahoma’s first Secretary of Agriculture, Oklahoma’s Commissioner of Agriculture, Oklahoma’s second and sixth Secretary of Environment and Director of Oklahoma’s Water Resources Board. He also served for four terms in the Oklahoma House of Representatives and in the United States Army as a combat medic in Vietnam.

There are no family relationships between directors and/or officers.

Board Meetings and Committees

The Board of Directors of First Trinity held four Regular Board Meetings in 2025. During 2025, the Board of Directors held four Audit Committee and four Investment Committee Meetings. Also in 2025, the Board of Directors held four Special Meetings and one Compensation Committee Meeting. The Board of Directors did not hold an Annual Meeting in 2025 and did not require a Nominating and Corporate Governance meeting. A majority of directors attended all meetings in 2025.

Code of Conduct and Ethics

The Company has a Code of Conduct and Ethics (“Code”) applicable to all directors and employees, including our Chairman of the Board, Chief Executive Officer and other senior executives, to help ensure that our business is conducted in accordance with high standards of ethical behavior. The Code is published on our website at www.firsttrinityfinancial.com under “Corporate Governance.”

Communication with the Board of Directors

Shareholders and other interested parties can communicate with the Board of Directors, including the non-management directors, either by writing to First Trinity Financial Corporation, Board of Directors, Attention: Corporate Secretary, 7633 East 63rd Place, Suite 230, Tulsa, Oklahoma 74133-1246 or by calling 1-888-883-1499. An independent third-party service answers all calls to this toll-free telephone number and passes the caller’s information on to our External and Independent General Counsel, who in turn transmits the information confidentially to the appropriate member of the Board of Directors. Communications may be anonymous or confidential. Complaints relating to the Company’s accounting, internal accounting controls or auditing matters will be referred to the Chairman of the Audit Committee. Other concerns will be referred to the Chairman of the Board of Directors. All shareholder-related complaints and concerns will be received, processed and acknowledged by the Company’s Board of Directors. Further information regarding communications with the Board of Directors may be found at our website, www.firsttrinityfinancial.com under “Corporate Governance.”

Audit Committee

The Audit Committee of the Board of Directors is currently composed of four directors: Will W. Klein (Chairman), Bill H. Hill, Gerald J. Kohout and Gary L. Sherrer, each of whom has been determined by our Board of Directors to be an independent director as the term is defined by the NASDAQ listing standards. The Board of Directors has also determined that Mr. Klein qualifies as an "audit committee financial expert," as defined in applicable Securities and Exchange Commission rules.

The Audit Committee met four times during 2025. The Audit Committee was established by the Board of Directors in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company's financial reporting process, the system of internal financial controls and audits of its financial statements. The Audit Committee (1) provides oversight of the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements, (2) assists the Board of Directors in oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, our independent registered public accounting firm’s qualifications, independence and performance, and the Company’s internal accounting and financial controls and (3) provides to the Board of Directors such information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

The Audit Committee acts pursuant to a written charter adopted by the Board of Directors, which is available in the “Corporate Governance” section of our website at www.firsttrinityfinancial.com.

Compensation Committee

The Compensation Committee is currently composed of four directors: George E. Peintner (Chairman), Bill H. Hill, Gerald J. Kohout and Will W. Klein, each of whom is determined to be an independent director as the term is defined by the NASDAQ listing standards. The Compensation Committee met one time during 2025. The Compensation Committee reviews and approves the compensation and benefits for the Company’s executive officers and performs such other duties as may from time to time be determined by the Board of Directors. The Compensation committee acts pursuant to a written Charter adopted by the Board of Directors, which is available in the “Corporate Governance” section of our website at www.firsttrinityfinancial.com.

Nominating and Corporate Governance Committee

The Board of Directors provided for a Nominating and Corporate Governance Committee at its April 18, 2007 meeting. This committee meets on call and submits recommendations to the Board of Directors for the number of members to be included in the Company’s Board of Directors, the individuals to be submitted to the shareholders for election as Class A members to the Company’s Board of Directors and coordinates the corporate governance activities of the Company. Persons nominated to serve as Class B members of the Company’s Board of Directors are designated by persons filing Schedule 14N with the Securities and Exchange Commission. The Nominating and Corporate Governance Committee, which currently consists of independent (as the term is defined by the NASDAQ listing standards) directors Charles W. Owens (Chairman), Gary L. Sherrer, William S. Lay and Fran Zahn.

The Nominating and Corporate Governance committee acts pursuant to a written Charter adopted by the Board of Directors, which is available in the “Corporate Governance” section of our website at www.firsttrinityfinancial.com. The Nominating Committee considers individuals recommended by Company shareholders. Such recommendations should be submitted to the Secretary of the Company by December 31, 2026. In considering nominees, the Committee addresses the performance and contribution of incumbent directors, as well as the qualifications of new nominees.

Director Compensation

Effective January 1, 2023, Directors who are not employees of the Company receive a $9,500 annual retainer paid monthly, $5,500 plus expenses for each Board of Directors meeting in which they participate and $1,000 for each committee meeting in which they participate not held in conjunction with a Board of Directors’ meeting. Committee Chairman receive an additional $9,500 annual retainer paid monthly. Effective January 1, 2020, Directors who are not employees, would have the following increases in directors’ compensation: for each $100,000,000 in asset growth of the Company beyond $600,000,000, there will be an annual retainer increase of $1,000, a meeting attendance in person increase of $500 and an increase in the annual retainer of committee chairmen of $1,000.

The Director Compensation Table for 2025 is set forth below.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Bill H. Hill	36,500	-	-	-	-	-	36,500
Will W. Klein	46,000	-	-	-	-	-	46,000
Gerald J. Kohout	36,500	-	-	-	-	-	36,500
William S. Lay	31,500	-	-	-	-	-	31,500
Charles W. Owens	41,000	-	-	-	-	-	41,000
George E. Peintner	42,000	-	-	-	-	-	42,000
Gary L. Sherrer	45,000	-	-	-	-	-	45,000
Francine M. Zahn	31,500	-	-	-	-	-	31,500

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee recommended to the Board of Directors that Kerber, Eck & Braeckel LLP (“KEB”) be appointed as the independent registered public accounting firm of the Company for the year ending December 31, 2026. The Board of Directors approved that recommendation. Although ratification by shareholders is not required by law, the Board of Directors and the Audit Committee have determined that it is desirable to request ratification of this selection by the shareholders. Notwithstanding its selection, the Audit Committee, in its discretion and subject to approval by the Board of Directors, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of the Company and its shareholders. If the shareholders do not ratify the appointment of KEB, the Audit Committee may reconsider its selection. KEB has audited the Company’s financial statements since the Company’s inception in 2004. No representative of KEB is expected to be present at the Annual Meeting.

Accounting Fees

The following table shows the fees paid or accrued by the Company for the audit and other services provided by KEB.

	Years Ended December 31,
	2025		2024
Audit Fees	$201,231	(1)	$159,668
Audit Related Fees	53,505		50,505
Tax Fees	12,950		12,750
All Other Fees	600		2,250
Total	$268,286		$225,173

(1)	$30,480 of the $41,563 increase in 2025 Audit Fees related directly to the Company's 2025 adoption of the accounting pronouncement impacting targeted improvements in long-duration insurance contracts.

Audit fees primarily represent fees for financial services provided in connection with the audit of the Company’s consolidated financial statements, statutory financial statements of TLIC and FBLIC and Securities and Exchange Commission Form 10-K. Audit-related services primarily represent fees for financial services in connection with the review of the Company’s quarterly reports and Securities and Exchange Commission Form 10-Q.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee reviews and pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm subject to final approval by the Board of Directors. These services may include audit services, audit-related services, tax services and other services. Prior to engaging our independent registered public accounting firm to render an audit or permissible non-audit services, the Audit Committee specifically approves the engagement of our independent registered public accounting firm to render that service.

Accordingly, we do not engage our independent registered public accounting firm to render audit or permissible non-audit services pursuant to pre-approval policies or procedures or otherwise, unless the engagement to provide such services has been approved by the Audit Committee in advance subject to final approval by the Board of Directors. As such, the engagement of KEB to render 100% of the services described in the categories above was approved by the Audit Committee in advance of the rendering of the services subject to final approval by the Board of Directors.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2025 with the Company’s management. The Company’s management has primary responsibility for the Company’s financial reporting process and internal controls as well as preparation of the Company’s consolidated financial statements. The independent registered public accounting firm is responsible for performing an audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) to obtain reasonable assurance that the Company’s consolidated financial statements are free from material misstatement and expressing an opinion on the conformity of such financial statements with accounting principles generally accepted in the United States.

The Audit Committee is responsible for overseeing and monitoring the independent registered accounting firm’s audit process on behalf of the Board of Directors. The Audit Committee has discussed with KEB, the Company’s independent registered public accounting firm for the year ended December 31, 2025, the matters required to be discussed by PCAOB Auditing Standard No. 1301, “Communications with Audit Committees” as amended and adopted by PCAOB. PCAOB Auditing Standard No. 1301 requires an auditor to discuss with the Audit Committee, among other things, the auditor’s judgments about the quality, not just the acceptability, of the accounting principles applied in the Company’s financial reporting. The Audit Committee has also received the written disclosures and the letter from KEB required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” and has discussed with KEB its independence from FTFC.

Based on the review and discussions referred to above, the Audit Committee recommended to FTFC’s Board of Directors and the Company’s Board of Directors approved the recommendation that the audited financial statements were properly included in FTFC’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

Will W. Klein, Chairman

Bill H. Hill

Gerald J. Kohout

Gary L. Sherrer

In accordance with the rules of the Commission, this report is not to be deemed “soliciting material,” or deemed to be “filed” with the Commission or subject to the Commission’s Regulation 14A, other than as provided in Item 407 of Regulation S-K, or to the liabilities of Section 18 of the Exchange Act except to the extent the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference in documents otherwise filed.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

The Company’s Board of Directors is currently composed of nine members. Five of the members of the Board of Directors have been nominated by Gregg E. Zahn Gregg in Securities and Exchange Commission Schedule 14N for election by Class B shareholders. All five Class B members are independent.

The remaining four members of the Board of Directors have been nominated by the Company’s Board of Directors for election by Class A shareholders. All class A members are independent except Greg E. Zahn.

Mr. Zahn serves as both the principal officer of the Company in his role as President and Chief Executive Officer and Chairman of the Board of Directors. The Company does not have a lead independent director.

The Company has determined that this leadership structure (combining the principal executive officer and chairman into one position since 2011) is appropriate given its relatively modest size. The Company has grown in recent years by acquisition, expansion into financial services products outside of the U.S. (primarily South America) denominated in U.S. Dollars and by the production of life insurance policies and annuity contracts. Having Mr. Zahn in these dual roles as principal executive officer and chairman has galvanized the Company’s focus on its vision and mission and it has grown to over $689,000,000 of assets as of December 31, 2025. The shareholders of the Company further cemented Mr. Zahn’s ties to the Company by adopting the Class A and Class B voting structure in 2020.

The Board of Directors is elected by the shareholders to oversee management and to ensure that the long-term interests of the shareholders are being served. In considering the long-term interests of shareholders, the Board recognizes the importance of considering and addressing the interests of the Company's other major constituents, including policyholders, employees and the communities in which the Company conducts its business.

In 2024 the Board of Directors elected to increase its members from eight to nine.

To fulfill this oversight function, the Company’s Board of Directors holds at least four regularly scheduled meetings during the year, at which it reviews and discusses reports by management on the performance of the Company, its plans and prospects, as well as immediate issues facing the Company. In addition to its general oversight of management, the Board of Directors or its Committees also perform a number of specific functions, including:

●	reviewing, advising, approving and monitoring fundamental financial and business strategies and major corporate actions;
●	assessing major risks facing the Company, and reviewing options for their mitigation;
●	selecting, evaluating and compensating executive management and overseeing executive management succession planning:
●	providing advice and counsel to executive management;
●	providing counsel and oversight on the selection, evaluation, development and compensation of senior management; and
●	ensuring processes are in place for maintaining the integrity of the Company, including the integrity of the financial statements.

SECURITY OWNERSHIP

The following table sets forth the beneficial ownership of the Company’s Class A and Class B common stock as of the Record Date (i) by all persons known to the Company, based on statements filed by such persons pursuant to Section 13(d) or 13(g) of the exchange act, to be the beneficial owners of more than 5% of FTFC’s common stock, (ii) by the executive officers named in the Summary Compensation Table under “Executive Compensation”, (iii) by each director, and (iv) by all current directors and executive officers as a group.

	Class A	Percentage
	Common Stock	Beneficially
Name	Beneficially Owned (1)	Owned (1)
Gregg E. Zahn	636,366	6.82%
Francine. M. Zahn	284,471	3.05%
William S. Lay	30,027	*
Bill H. Hill	36,989	*
Charles W. Owens (2)	52,957	*
George E. Peintner	53,191	*
Gary L. Sherrer	57,042	*
Will W. Klein	13,021	*
Jeffey J. Wood	5,189	*
Gerald J. Kohout	3,121	*
All directors and executive officers as a group (9 persons)	1,172,374	12.56%

* represents less than 1%

(1)	As of March 20, 2026, there were 9,333,404 Class A shares outstanding and entitled to vote.
(2)	Includes 4,626 shares jointly owned by Mr. Owens and his children.

	Class B	Percentage
	Common Stock	Beneficially
Name	Beneficially Owned (1)	Owned (1)
Gregg E. Zahn	100,000	98.91%
William S. Lay	-	*
Bill H. Hill	-	*
Charles W. Owens	-	*
George E. Peintner	-	*
Gary L. Sherrer	-	*
Will W. Klein	-	*
Jeffrey J. Wood	-	*
Gerald J. Kohout	-	*
All directors and executive officers as a group (9 persons)	100,000	98.91%

* represents less than 1%

(1)	As of March 20, 2026, there are 101,102 Class B shares issued and outstanding and entitled to vote.

EXECUTIVE COMPENSATION

The Compensation Committee assists the Board of Directors in overseeing the management of the Company’s compensation and benefits program, chief executive officer performance and executive development and succession efforts. In addition, they oversee the evaluation of management and compensation of the officers of the Company.

The primary objective of our compensation program is to offer executive officers competitive compensation packages that will permit the Company to attract and retain individuals with superior abilities and to motivate and reward such individuals in an appropriate manner in the long-term interest of the Company and its shareholders. Management provides recommendations to the Compensation Committee regarding most compensation matters, including executive compensation; however, the Compensation Committee does not delegate any of its functions to others in setting compensation. The Company does not currently engage any consultant related to executive compensation matters.

The Company’s compensation program for executive officers consists of base salary, consideration for annual bonuses, 401(k) plan and life, health and dental insurance coverage. These elements are intended to provide an overall compensation package that is commensurate with the Company’s financial resources, that is appropriate to assure the retention of experienced management personnel and that aligns their financial interest with those of our shareholders.

Base Salary:  Salary levels recommended by the Compensation Committee are intended to be competitive with salary levels of similarly situated companies, commensurate with the executive officers' respective duties and responsibilities, and reflect the financial performance of the Company.  Annual salary increases are considered based on the same criteria.

Cash Bonuses: Bonus amounts are based on individual performance and are intended to reward superior performance. The Compensation Committee may also take into account additional considerations that it deems appropriate. Bonuses are discretionary and there is no formal bonus plan in place except for Gregg E. Zahn’s net profit bonus discussed below.

The following Summary Compensation Table sets forth the compensation of the executive officers compensation that exceeded $100,000.

Summary Compensation Table

				All Other
		Salary	Bonus	Compensation	Total
Name and Principal Position	Year	($)	($)	($) (3)	($)

Gregg E. Zahn (1)	2025	640,199	320,840	24,000	985,039
President and Chief Executive Officer	2024	603,961	395,768	24,000	1,023,729

Jeffrey J. Wood (2)	2025	342,408	30,000	12,000	384,408
Chief Financial Officer, Secretary and Treasurer	2024	323,027	35,000	12,000	370,027

(1)	Mr. Zahn was elected President and Chief Executive Officer on October 4, 2007.
(2)	Mr. Wood was elected Chief Financial Officer in June 2010 and Secretary and Treasurer in March 2011.
(3)	Represents annual auto allowances

Employment Agreements

Gregg E. Zahn entered into an employment agreement with FTFC on June 7, 2010, with amendments on December 8, 2011, October 8, 2012 and April 9, 2013 and September 5, 2017.  The employment agreement and amendments were reported by the Company in its Reports on Form 8-K filed on June 11, 2010, December 13, 2011, October 10, 2012, April 11, 2013 and September 8, 2017, respectively. The employment agreement dated June 7, 2010, contained the terms and conditions of the agreement.

The most recent amended agreement is continuous with automatic monthly extensions on the first day of each month, provides health, dental and vision benefits for a three year-period following the date of separation, grosses up federal and state taxes for separation payments up to three years of salary following the date of separation and is subject to earlier termination based on disability, death or termination by the Company, with or without cause.

Under the May 23, 2022, amendment:

In the event the Company undergoes a Change in Control, and so long as Employee is employed with the Company immediately before the Change in Control, Employee will receive a payment (the “Change in Control Payment”), subject to applicable withholdings and deductions, equal to the greater of (a) 2.99 times the average of Employee’s W-2 compensation (as reported in box 1) for the three completed years that immediately precede the Change in Control; and (b) three million nine hundred fifty thousand dollars ($3,950,000). The Change in Control Payment will be paid to Employee no later than sixty (60) days after the effective date of the Change in Control.

Under the September 5, 2017, amendment:

●

Mr. Zahn's annual salary of $300,000 increased annually on January 1st of each year by 6% (retroactive to January 1, 2013) during 2013 and in subsequent years as follows: 2013 - $318,000; 2014 - $337,080; 2015 - $357,304; 2016 - $378,743; 2017 - $401,467, 2018 - $425,556, 2019 - $451,089, 2020 - $478,154, 2021 - $506,843, 2022 - $537,254, 2023 - $569,775, 2024 - $603,962 and 2025 $640,199.

●

Mr. Zahn will receive an asset growth bonus (with assets measured using the U.S. GAAP basis of accounting) as follows: $200,000 bonus when the Company’s assets reach $200,000,000; $250,000 bonus when the Company’s assets reach $250,000,000; $300,000 bonus when the Company’s assets reach $300,000,000; $350,000 bonus when the Company’s assets reach $350,000,000; $400,000 bonus when the Company’s assets reach $400,000,000; $450,000 bonus when the Company’s assets reach $450,000,000 and $500,000 bonus when the Company’s assets reach $500,000,000. More than one asset growth bonus can be reached in any given year. Mr. Zahn’s asset growth bonus is being revisited since the Company’s assets exceed $500,000,000 but Mr. Zahn was granted a $600,000 bonus at the discretion of the Board of Directors in 2020 when the Company’s assets exceeded $600,000,000.

●

Mr. Zahn will receive a net profit bonus of 5% of the net income (with operating results measured using the U.S. GAAP basis of accounting) of the Company each year after completion of the annual audit and the filing of the Company’s Form 10-K. The net profit bonus will be capped at 200% of Mr. Zahn’s base salary for the year the net profit bonus was calculated. The initial net profit bonus was calculated for the year ended December 31, 2012.

Mr. Zahn also received a monthly auto allowance of $1,100 through March 31, 2020 that was increased to a monthly auto allowance of $1,500 effective April 1, 2020 and $2,000 effective April, 1, 2021.  He is entitled to participate in the Company’s employee benefit plans available to other executives.  Amounts payable, as of December 31, 2023, in the event of Mr. Zahn’s termination of employment by the Company not for cause or for good reason (including salaries, bonus, auto allowance, benefits and tax rate adjustment for 2.99 years) is $3,950,000.

Jeffrey J. Wood entered into an employment agreement dated December 8, 2011 with the Company, effective and retroactive to August 1, 2011.  The agreement was for a term through December 31, 2013 with automatic one-year extensions each year on December 31 and is subject to earlier termination based on disability, death, termination by the Company, with or without cause.  Mr. Wood’s base salary of $200,000 effective August 1, 2011 was increased to $225,000 per year pursuant to an amendment to his employment agreement as of April 9, 2013, and effective as of January 1, 2013. The amendment was reported in the Company's Report on Form 8-K filed on April 11, 2013.

Mr. Wood’s base salary of $225,000 retroactively effective January 1, 2013 was increased to $240,000 per year pursuant to an amendment to his employment agreement as of December 23, 2015, and effective as of January 1, 2015. The amendment was reported in the Company's Report on Form 8-K filed on December 28, 2015. Mr. Wood’s base salary of $240,000 retroactively effective to January 1, 2015 was increased to $255,000 per year pursuant to an amendment to his employment agreement as of February 26, 2016, and effective as of January 1, 2016. This annual salary of $255,000 will increase annually beginning January 1, 2017 by 3%. The amendment was reported in the Company's Report on Form 8-K filed on February 29, 2016.

In an amended employment agreement dated March 18, 2019 and reported in the Company’s Form 8-K filed on March 20, 2019, Mr. Wood’s employment agreement is continuous with automatic monthly extensions on the first day of each month, providing health, dental and vision benefits for a two-year period following the date of separation, grosses up federal and state taxes for separation payments up to two years of salary following the date of separation and is subject to earlier termination based on disability, death, termination by the Company, with or without cause.

In the most recent amended employment agreement dated August 15, 2024 and reported in the Company’s Report on Form 8-K filed on August 21, 2024, Mr. Wood's annual salary is increased January 1st of each year by 6% (Beginning January 1, 2025) and revised Mr. Wood’s Change in Control clause. Under the August 15, 2024 amendment, in the event the Company undergoes a Change in Control, and so long as Employee is employed with the Company immediately before the Change in Control, Employee will receive a payment (the “Change in Control Payment”), subject to applicable withholdings and deductions, equal to (a) 2.50 times the average of Employee’s W-2 compensation (as reported in box 1) for the two completed years that immediately precede the Change in Control. The Change in Control Payment will be paid to Employee at closing if commercially reasonably and in no event later than sixty (60) days after the effective date of the Change in Control.

Mr. Wood is also entitled to participate in the Company’s employee benefit plans available to other executives.  He is eligible for a bonus at the discretion of the Compensation Committee and the Board of Directors, based on performance.  Amounts payable, as of December 31, 2025, in the event of Mr. Wood’s termination of employment by the Company not for cause or for good reason is $913,044.

First Trinity Financial Corporation pay versus performance table is summarized as follows:

			Average Summary
	Summary Compensation	Compensation	Compensation Table Total	Average Compensation	Value of Initial Fixed $100
	Table Total for Principal	Actually Paid	for Named Executive Officers	Actually Paid to	Investment Based On
	Executive Officer ("PEO")	to PEO	("NEOs") Excluding PEO	NEOs Excluding PEO	Total Shareholder Return	Net Income
Year	($)	($)	($)	($)	($) (1)	($)

2025	985,039	985,039	384,408	384,408		6,156,120
2024	1,023,729	1,023,729	379,027	379,027		7,260,748
2023	903,010	903,010	338,617	338,617		7,915,361

(1)	First Trinity Financial Corporation is a small reporting company and is not required to provide this information.

Gregg E. Zahn is the Company's PEO and Jeffrey J. Wood is the Company's NEO, Non-PEO. Mr. Zahn's contractual base compensation increases each year by six percent.  Mr. Zahn also receives a contractual profitability bonus of five percent of annual audited U.S. GAAP net income and a $24,000 annual car allowance. Mr. Wood's contractual base compensation increases each year by six percent.  Mr. Wood is also eligible for a discretionary  bonus based on performance and also has a $12,000 annual car allowance.

2025 Compensation Disclosure Ratio of the Median Annual Total Compensation of All Company Employees to the Annual Total Compensation of the Company’s Chief Executive Officer

The 2025 compensation disclosure ratio of the median annual total compensation of all Company employees to the annual total compensation of the Company’s chief executive officer is as follows:

2025
Total Compensation
Category	and Ratio
Median annual total compensation of all employees (excluding Gregg E. Zahn)	$105,040
Annual total compensation of Gregg E. Zahn, Chief Executive Officer	$985,039
Ratio of the median annual total compensation of all employees to the annual total compensation of Gregg Zahn, Chief Executive Officer	10.66%

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act (“Section 16(a)”) requires the Company’s executive officers and directors, and certain persons who own more than 10% of a registered class of the Company’s equity securities (“10% Stockholders”), to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission. Such executive officers, directors and 10% Stockholders are also required by Securities and Exchange Commission rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required to be filed during 2025, the Company believes that its executive officers, directors and 10% Stockholders have complied with all Section 16(a) filing requirements applicable to them.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company’s Compensation Committee is currently composed of Mr. Peintner (chairman), Mr. Hill, Mr. Klein and Mr. Kohout. No interlocking relationship exists between any member of the Company’s Compensation Committee and any member of the compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of the Company.

CERTAIN RELATED PARTY TRANSACTIONS

Other than as stated elsewhere herein, there are no (1) direct or indirect material interests in any contract or agreement between the Company for any officers, directors or affiliates of the Company (including any employment agreement, collective bargaining agreement, or consulting agreement), (2) material pending or threatened legal proceedings involving the Company, any of its executive officers or directors, or any affiliate of the Company; and (3) other material relationships between the Company and any officers, directors or any affiliates of the Company not otherwise disclosed herein.

ANNUAL REPORT

Please refer to the Company’s 2025 Annual Report on Form 10-K for financial statements, other financial information and management’s discussion and analysis of the financial condition and results of operations of the Company that is available without charge at www.firsttrinityfinancial.com. If you desire to have an Annual Report mailed to you, please make a telephone request to (918) 249-2438.

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote shares they represent in accordance with their own judgment on such matters.

OTHER INFORMATION

A shareholder desiring to submit a proposal for inclusion in First Trinity’s Proxy Statement for the year 2027 Annual Meeting must deliver the proposal so that it is receive by First Trinity no later than December 31, 2026. You must submit your proposal in writing to the Secretary of the Company at 7633 East 63rd Place, Suite 230, Tulsa, Oklahoma 74133-1246. Only proposals meeting the requirements of applicable Securities and Exchange Commission rules will be considered for inclusion in First Trinity’s Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

FIRST TRINITY FINANCIAL CORPORATION

/s/ Jeffrey J. Wood

Jeffrey J. Wood

Chief Financial Officer, Secretary and Treasurer

Tulsa, Oklahoma

March 30, 2026

PROXY – CLASS A SHAREHOLDERS

FIRST TRINITY FINANCIAL CORPORATION

7633 EAST 63RD PLACE, SUITE 230, TULSA, OKLAHOMA 74133-1246

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gregg E. Zahn, attorney with full power of substitution, to vote as proxy for the undersigned at the Annual Meeting of Shareholders of First Trinity Financial Corporation to be held on Wednesday, May 20, 2026 at 1:00 p.m. Central Daylight Saving Time in the Premier Room of the Embassy Suites Tulsa – Interstate 44, 3332 South 79th East Avenue, Tulsa, Oklahoma 74145, or at any adjournment or postponements thereof, and to vote as designated below with all powers the undersigned would possess, if present, upon matters described in the notice of Annual Meeting and Proxy Statement dated March 30, 2026 as follows:

(1)	Election of Directors

FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT	To withhold authority to vote for any individual nominee(s) mark “For All Except” and write number(s) of the nominee(s) on the line below.
[ ]	[ ]	[ ]

(01)	Charles W. Owens
(02)	George N. Peintner
(03)	Francine M. Zahn
(04)	Gregg E. Zahn

(2)	To ratify the appointment of Kerber, Eck & Braeckel LLP, as First Trinity Financial Corporation’s independent registered public accounting firm for the year ending December 31, 2026.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

(3) On any other matter which may come before the meeting in accordance with their best judgment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.

To be counted this proxy must be signed, dated and received by the Corporate Secretary of First Trinity Financial Corporation, 7633 East 63rd Place, Suite 230, Tulsa, Oklahoma 74133-1246, on or before May 20, 2026.

This proxy when properly executed will be voted in accordance with instructions specified but in the absence of any instructions will be voted "FOR.”

Please sign exactly as the name appears on this card. If shares of stock are held jointly, all joint owners should sign. If signing as attorney, administrator, executor, guardian, trustee or corporate officer, please add your title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders

This Proxy Statement and the 2025 Annual Report to Shareholders are available at www.firsttrinityfinancial.com

____________________________________________

Shareholder’s signature

____________________________________________

Shareholder's signature

Date ____________________________________, 2026

IMPORTANT

Please complete this proxy card and return by

Electronic Mail: support@firsttrinityfinancial.com

Or By FAX: (918) 249-2478

Or By Mail: 7633 East 63rd Place, Suite 230, Tulsa, Oklahoma 74133-1246

PROXY – CLASS B SHAREHOLDERS

FIRST TRINITY FINANCIAL CORPORATION

7633 EAST 63RD PLACE, SUITE 230, TULSA, OKLAHOMA 74133-1246

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gregg E. Zahn, attorney with full power of substitution, to vote as proxy for the undersigned at the Annual Meeting of Shareholders of First Trinity Financial Corporation to be held on Wednesday, May 20, 2026 at 1:00 p.m. Central Daylight Saving Time in the Premier Room of the Embassy Suites Tulsa – Interstate 44, 3332 South 79th East Avenue, Tulsa, Oklahoma 74145, or at any adjournment or postponements thereof, and to vote as designated below with all powers the undersigned would possess, if present, upon matters described in the notice of Annual Meeting and Proxy Statement dated March 30, 2026 as follows:

(1)	Election of Directors

FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT	To withhold authority to vote for any individual nominee(s) mark “For All Except” and write number(s) of the nominee(s) on the line below.
[ ]	[ ]	[ ]

(01)	Bill H. Hill
(02)	Will W. Klein
(03)	Gerald J. Kohout
(04)	William S. Lay
(05)	Gary L. Sherrer

(2)	To ratify the appointment of Kerber, Eck & Braeckel LLP, as First Trinity Financial Corporation’s independent registered public accounting firm for the year ending December 31, 2026.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

(3) On any other matter which may come before the meeting in accordance with their best judgment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.

To be counted this proxy must be signed, dated and received by the Corporate Secretary of First Trinity Financial Corporation, 7633 East 63rd Place, Suite 230, Tulsa, Oklahoma 74133-1246, on or before May 20, 2026.

This proxy when properly executed will be voted in accordance with instructions specified but in the absence of any instructions will be voted "FOR.”

Please sign exactly as the name appears on this card. If shares of stock are held jointly, all joint owners should sign. If signing as attorney, administrator, executor, guardian, trustee or corporate officer, please add your title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders

This Proxy Statement and the 2025 Annual Report to Shareholders are available at www.firsttrinityfinancial.com

____________________________________________

Shareholder’s signature

____________________________________________

Shareholder's signature

Date ____________________________________, 2026

IMPORTANT

Please complete this proxy card and return by

Electronic Mail: support@firsttrinityfinancial.com

Or By FAX: (918) 249-2478

Or By Mail: 7633 East 63rd Place, Suite 230, Tulsa, Oklahoma 74133-1246